WHITE MOUNTAIN TITANIUM CORPORATION
STOCK ISSUANCE FORM

This Stock Issuance Form is furnished to the designated participant in the stock issuance program of the 2010 Stock Option/Stock Issuance Plan of White Mountain Titanium Corporation, a Nevada corporation (the “Corporation”):

Participant:

Issuance Date:

Number of Shares:

Consideration for Shares:

Vesting of Shares:

The Participant understands and agrees that the stock is issued subject to and in accordance with the terms of the White Mountain Titanium Corporation 2010 Stock Option/Stock Issuance Plan (the “Plan”).  The participant further agrees to be bound by the terms of the Plan, a copy of which is attached hereto as Exhibit A.  The undersigned further acknowledges a copy of the Information Statement attached hereto as Exhibit B.

All capitalized terms in this Stock Issuance Form shall have the meaning assigned to them in this form or in the attached Plan.

Assuming that you are in agreement with the terms of this Stock Issuance Form, please sign your name in the space indicated below.

White Mountain Titanium Corporation

By:

AGREED:

Participant

Address:

Exhibit A      2010 Stock Option/Stock Issuance Plan
Exhibit B       Information Statement